LOUISIANA-PACIFIC CORPORATION
                      DIRECTORS' DEFERRED COMPENSATION PLAN
                                 August 1, 1985

                  This Plan shall be known as the Louisiana-Pacific Corporation Directors' Deferred Compensation Plan. The purpose of this Plan is to provide for deferral of directors' compensation.

                                    ARTICLE I

                                   Eligibility

                  Any member of the Board of Directors of Louisiana-Pacific Corporation (the "Company") other than an employee of the Company or one of its subsidiaries who is entitled to compensation from the Company for services as a director ("Eligible Director") may elect to defer receipt of such compensation.

                                   ARTICLE II

                                  Participation

                  1. Election. An Eligible Director becomes a Participant by filing with the Company a form of election to participate provided by the Company. An Eligible Director may elect to defer either:





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                  (a) The Eligible Director's annual director's fees; or

                  (b) All compensation to be earned as a director of the Company, including annual director's fees and fees for attendance at or participation in board of directors or committee meetings.

                  2. Election Deadlines. An Eligible Director may file an election on or prior to December 31 to defer compensation earned for subsequent calendar years.

                  Any person who becomes an Eligible Director and who was not an Eligible Director on the preceding December 31 may file an election before he attends his first meeting as a director to defer compensation earned during the remainder of that calendar year and subsequent calendar years.



                                   ARTICLE III

                                Deferred Account

                  A deferred reserve account (the "Deferred Account") shall be established for each Participant for bookkeeping purposes only and not as a fund. Deferred compensation earned during a quarter shall be credited to the Deferred Account as of the end of such quarter.

                  There shall be credited to each Participant's Deferred Account as of the end of each quarter an amount equal to interest on the account balance at the beginning of such quarter at a rate equal to the 90-day commercial paper rate for high-grade unsecured notes


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sold  through  dealers by major  corporations  as reported in the "Money  Rates"
report of the Wall Street Journal for the first business day of such quarter.

                  A Participant's rights are limited to receiving from the Company payment of the balance in the Deferred Account.

                  The Deferred Account of a Participant shall continue for all purposes to be a part of the general funds of the Company. A Participant's rights shall be no greater than the rights of any unsecured general creditor of the Company.


                                   ARTICLE IV

                                  Nonassignment

                  A Participant's right to his Deferred Account shall not be in any manner assigned, transferred, pledged, or encumbered by a Participant except by will or the laws of descent and distribution, and shall not be subject to levy, attachment, garnishment or other process by or on behalf of any of the Participant's creditors.


                                    ARTICLE V

                           Payment of Deferred Account

                  Payment of a Participant's Deferred Account shall begin on the first day of the first quarter after the Participant ceases being a director of the Company.


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                  A  Participant   must  elect  (in  the  form  of  election  to
participate) to receive payment of his Deferred Account in either a lump sum or in equal quarterly installments payable over a five-year or a ten-year period.

                  Payments shall be made to the Participant or, if he dies prior to receiving full payment of his Deferred Account, to his surviving spouse or, if there is no surviving spouse, in one lump sum to his estate.


                                   ARTICLE VI

                                 Administration

                  This Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall have full power and authority to interpret the provisions and to supervise the administration of this Plan and to take all action in connection therewith as it deems necessary or advisable. All decisions and interpretations of the Committee shall be final.


                                   ARTICLE VII

                                   Termination

                  1. Termination of Participation. A Participant may terminate participation by signing and filing with the Company a notice of termination. A notice of termination filed on or prior to December 31 shall be effective for compensation earned in subsequent calendar years. A Director's Deferred Account will continue to be subject to the provisions


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of this Plan following termination of participation. An Eligible Participant who terminates participation may again elect to participate in the Plan.

                  2. Termination of Plan. This Plan shall continue in effect until terminated by resolution of the Board. In the event of termination of the Plan, Deferred Accounts existing prior to termination shall continue to be subject to the provisions of the Plan as if the Plan had not been terminated.


                                  ARTICLE VIII

                                    Amendment

                  This Plan may be amended from time to time by resolution of the Board, but no such amendment shall permit a Deferred Account established pursuant to the Plan prior to the amendment to be paid to a Participant prior to the time the Participant would otherwise be entitled to receive it.


                                   ARTICLE IX

                                 Effective Date

                  This Plan is effective January 1, 1986, and applies to compensation earned by Participant on or after that date.


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                         ELECTION TO PARTICIPATE IN THE
                    LOUISIANA-PACIFIC CORPORATION DIRECTORS'
                           DEFERRED COMPENSATION PLAN

                  I elect to participate in the Louisiana-Pacific Corporation Directors' Deferred Compensation Plan (the "Plan"), and I agree to be bound by the terms and conditions of the Plan.

                  I elect to defer pursuant to the Plan:

                  ___      My annual directors' fees.

                  ___ All compensation to be earned by me as a director, including annual directors' fees and fees for attendance at or participation in board of directors or committee meetings.

                  I further elect that my Deferred Account to be established pursuant to the Plan shall be paid to me as follows:

                  ___      In a lump sum on the first day of the first  calendar
                           quarter   after  I  cease   being   a   director   of
                           Louisiana-Pacific Corporation.

                  ___      In equal quarterly installments over a period of

                           ___      five years or
                           ___      ten years

                           beginning  on the  first  day of the  first  calendar
                           quarter   after  I  cease   being   a   director   of
                           Louisiana-Pacific Corporation.

                  I understand that this election irrevocably (i) defers receipt of my compensation as a director of Louisiana-Pacific Corporation while this election is effective, and (ii) establishes the method of payment of my Deferred Account to be established pursuant to the Plan.

Dated:  ________________, 19__

                                         ----------------------------------
                                         Director

Receipt Acknowledged:
Louisiana-Pacific Corporation


By ___________________________________

Dated:  ______________________________

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